Press Release
WHITESTONE REIT ANNOUNCES OPERATING RESULTS
FOR FIRST QUARTER 2014

- 19.2% Increase in Funds From Operations Core to $0.31 per share -
- Net Income more than Doubled to $2.4 Million -
- Revenue Increased 28% to $17.8 Million -
- Property Net Operating Income Grew 31% to $11.8 Million -
- Realized Rent Growth on New and Renewal Leases of 4.4% on a Cash Basis and 12.0% on a GAAP Basis -
- Leased 231,720 Square Feet Adding $11.5 Million in Lease Value -
- Company Reiterates 2014 Annual Guidance -

Houston, Texas, May 5, 2014 - Whitestone REIT (NYSE: WSR - “Whitestone” or the “Company”), a fully integrated real estate company that owns, re-develops, leases, manages, and operates Community Centered PropertiesTM, announced its financial results for the first quarter of 2014.

"Whitestone's well positioned portfolio of value-add Community Centered PropertiesTM and the momentum of our ongoing leasing efforts in our high-growth markets of Arizona and Texas continues to drive meaningful per share increases in our key cash flow and earnings metrics," said James C. Mastandrea, Whitestone’s Chairman and Chief Executive Officer. Mastandrea added, "Leasing, redevelopment and growth from acquisitions will continue to drive our growth as we strive to attain an industry leading valuation multiple on an FFO per share basis.” Mastandrea concluded, “We will commence two developments on land we currently own and expect that this will provide us with additional inventory in 2015.”

Financial Results: First Quarter 2014 Compared to First Quarter 2013

•	Funds From Operations ("FFO") Core increased 55%, or approximately $2.5 million, to $7.0 million from $4.5 million.

•
FFO Core per diluted common share and Operating Partnership ("OP") unit was $0.31, as compared to $0.26 per diluted common share and OP unit for the same period of 2013. FFO Core excludes non-cash share-based compensation expense related to the expected vesting of restricted share and unit grants of $0.4 million, or $0.02 per diluted common share and OP unit in both periods. FFO Core also excludes acquisition expenses of $0.1 million in both periods and includes rental support payments of $0.1 million in 2014.

•	FFO increased 59% to $6.4 million, or $0.28 per diluted common share and OP unit as compared to $4.0 million, or $0.23 per diluted common share and OP unit.

•	Net Income was $2.4 million or $0.11 per diluted common share as compared to $1.0 million, or $0.06 per diluted common share in the prior year.

•	Total revenues increased 28% to $17.8 million compared to $13.9 million.

•	Property net operating income ("NOI") increased by 31% to $11.8 million as compared to $9.0 million.

•	Same-store NOI growth improved 3.2% or $0.3 million.

Leasing Activity

The leasing team signed 113 leases totaling 232,000 square feet in new, expansion, and renewal leases in the first quarter of 2014 as compared to 71 leases totaling 131,000 square feet in the first quarter of 2013. The average lease size in the first quarter of 2014 was 2,594 square feet with the total lease value added increasing 6.5% to $11.5 million from the fourth quarter of 2013.

The Company’s total occupancy was 85.8% as of the end of the first quarter 2014, a 1.8% increase over the prior year, and down 1.0% from the prior quarter. The physical occupancy of the Operating Portfolio, which excludes new acquisitions and properties that are undergoing significant redevelopment or re-tenanting, was 86.1% as of March 31, 2014, up 0.6% from the prior year and down 2.0% from the previous quarter. The impact on occupancy from the previous quarter is primarily a result of re-tenanting in the Company's Houston market.

Balance Sheet and Liquidity

As of March 31, 2014, Whitestone had $264.7 million of real estate debt with a consolidated debt to annualized first quarter 2014 earnings before interest, taxes, depreciation and amortization ("EBITDA") of 7.45x. Real estate debt as a percentage of total market capitalization was 45% as of March 31, 2014 and the Company's ratio of EBITDA to interest expense was 4.1x in the first quarter of 2014.

Whitestone had 41 properties unencumbered by mortgage debt as of March 31, 2014, with an undepreciated cost basis of $358.9 million. The total undepreciated value of the Company's real estate assets and real estate indebtedness was $548.2 million and $436.3 million as of March 31, 2014 and 2013, respectively. As of March 31, 2014, $179.8 million, or approximately 68%, of the Company's debt was subject to fixed interest rates. The Company's weighted average interest rate on all debt and on fixed-rate debt as of the end of the first quarter of 2014 was 3.3% and 3.8%, respectively.

At quarter end, Whitestone had $3.4 million of cash available on its balance sheet and $90.2 million of available capacity under its credit facility, including the accordion option.

Dividend

The Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the second quarter of 2014, paid or to be paid in three equal installments of $0.095 in April, May and June 2014. The dividend amount per share has remained the same since the distribution paid on July 8, 2010.

Earnings Guidance

Whitestone is reiterating its 2014 guidance:

•	FFO Core in the range of $1.09 to $1.18 per diluted share and OP unit;

•	FFO in the range of $0.88 to $0.97 per diluted share and OP unit; and

•	EPS in the range of $0.22 to $0.30 per diluted share. Guidance for EPS excludes gains on real estate transactions.

The midpoint of the Company’s 2014 earnings guidance assumes acquisitions of $60 million, dispositions of $15 million, and development of $15 million during 2014. The net impact to 2014 FFO Core from projected 2014 acquisitions, net of dispositions and interest cost is approximately $0.03 to $0.05 per diluted share. Whitestone expects same-property NOI growth between 4% and 7%.

Additional information on the Company’s 2014 financial outlook and a reconciliation of expected net income attributable to common shareholders to expected FFO and FFO Core are included in the financial tables accompanying this press release.

Webcast and Conference Call

Whitestone will host a webcast and conference call for investors and other interested parties on Tuesday, May 6, 2014 at 11:30 A.M. (Eastern Time). Interested parties can listen to the call live on the internet through the Investor Relations section of the Company’s website, www.whitestonereit.com, using the News/Events - Press Releases tab. The call is also accessible via telephone by dialing 1-(888) 708-5699 for domestic participants or 1-(913) 312-1503 for international participants. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.

The conference call will be recorded and a telephone replay will be available through May 20, 2014, by dialing 1-(877) 870-5176 for domestic listeners or 1-(858) 384-5517 for international listeners and entering the pass code 5618206. Additionally, a replay of the call will be available on the Company’s website until its next earnings release.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events - Press Releases tab. For those without internet access, the first quarter earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE:WSR) is a fully integrated real estate investment trust ("REIT") that owns, operates and redevelops Community Centered PropertiesTM. Whitestone focuses on value creation in its community centers, concentrating on local service-oriented tenants that comprise approximately 70% of its tenants. Whitestone’s diversified tenant base provides service offerings including medical, education, casual dining, and convenience services. The largest of its 1,225 tenants comprised less than 1.9% of its annualized base rental revenues as of March 31, 2014. Founded in 1998, the Company is internally managed with a portfolio of 60 commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Relations section of the Company's website contains filings made with the Securities and Exchange Commission, news releases and financial reports.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as "may," "will," "plan," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company’s ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains the supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, ("NAREIT"), which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

EBITDA: Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Contact Whitestone REIT:

Suzy Taylor, Director of Investor Relations
(713) 435-2219 staylor@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$548,221	$546,274
Accumulated depreciation	(69,509)	(66,008)
Total real estate assets	478,712	480,266
Cash and cash equivalents	3,442	6,491
Marketable securities	960	877
Escrows and acquisition deposits	2,191	2,095
Accrued rents and accounts receivable, net of allowance for doubtful accounts	10,523	9,929
Unamortized lease commissions and loan costs	6,083	6,227
Prepaid expenses and other assets	2,781	2,089
Total assets	$504,692	$507,974

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$264,649	$264,277
Accounts payable and accrued expenses	12,546	12,773
Tenants' security deposits	3,717	3,591
Dividends and distributions payable	6,428	6,418
Total liabilities	287,340	287,059
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of March 31, 2014 and December 31, 2013	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 21,962,409 and 21,943,700 issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	22	22
Additional paid-in capital	292,040	291,571
Accumulated deficit	(79,598)	(75,721)
Accumulated other comprehensive loss	(10)	(54)
Total Whitestone REIT shareholders' equity	212,454	215,818
Noncontrolling interest in subsidiary	4,898	5,097
Total equity	217,352	220,915
Total liabilities and equity	$504,692	$507,974

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
Property revenues
Rental revenues	$13,973	$11,001
Other revenues	3,814	2,868
Total property revenues	17,787	13,869

Property expenses
Property operation and maintenance	3,660	3,065
Real estate taxes	2,310	1,798
Total property expenses	5,970	4,863

Other expenses (income)
General and administrative	2,957	2,444
Depreciation and amortization	3,908	3,073
Executive relocation expense	—	—
Interest expense	2,372	2,449
Interest, dividend and other investment income	(21)	(19)
Total other expense	9,216	7,947

Income before loss on disposal of assets and income taxes	2,601	1,059

Provision for income taxes	(84)	(65)
Loss on sale or disposal of assets	(85)	(8)

Net income	2,432	986

Less: Net income attributable to noncontrolling interests	60	37

Net income attributable to Whitestone REIT	$2,372	$949

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
Basic and Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.11	$0.06

Weighted average number of common shares outstanding:
Basic	21,823	16,819
Diluted	21,949	16,939

Distributions declared per common share / OP unit	$0.2850	$0.2850

Consolidated Statements of Comprehensive Income

Net income	$2,432	$986

Other comprehensive gain (loss)

Unrealized loss on cash flow hedging activities	(38)	(268)
Unrealized gain on available-for-sale marketable securities	83	303

Comprehensive income	2,477	1,021

Less: Comprehensive income attributable to noncontrolling interests	61	38

Comprehensive income attributable to Whitestone REIT	$2,416	$983

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net income	$2,432	$986
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,909	3,073
Amortization of deferred loan costs	202	273
Amortization of notes payable discount	76	149
Loss on sale or disposal of assets and properties	85	8
Bad debt expense	389	317
Share-based compensation	373	356
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(96)	2,143
Accrued rent and accounts receivable	(983)	(777)
Unamortized lease commissions	(297)	(263)
Prepaid expenses and other assets	118	162
Accounts payable and accrued expenses	(353)	(2,621)
Tenants' security deposits	126	127
Net cash provided by operating activities	5,981	3,933
Cash flows from investing activities:
Acquisitions of real estate	—	(25,700)
Additions to real estate	(2,123)	(1,197)
Net cash used in investing activities	(2,123)	(26,897)
Cash flows from financing activities:
Distributions paid to common shareholders	(6,231)	(4,807)
Distributions paid to OP unit holders	(158)	(194)
Payments of exchange offer costs	(14)	(34)
Proceeds from revolving credit facility, net	—	26,400
Repayments of notes payable	(504)	(1,017)
Payments of loan origination costs	—	(1,085)
Net cash provided by (used in) financing activities	(6,907)	19,263
Net decrease in cash and cash equivalents	(3,049)	(3,701)
Cash and cash equivalents at beginning of period	6,491	6,544
Cash and cash equivalents at end of period	$3,442	$2,843

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (unaudited) (in thousands)

	Three Months Ended March 31,
	2014	2013
Supplemental disclosure of cash flow information:
Cash paid for interest	$2,137	$2,146
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$45	$130
Financed insurance premiums	$888	$883
Value of shares issued under dividend reinvestment plan	$26	$23
Accrued offering costs	$—	$20
Value of common shares exchanged for OP units	$103	$782
Change in fair value of available-for-sale securities	$83	$303
Change in fair value of cash flow hedge	$(38)	$(268)

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended March 31,
	2014	2013
FFO AND FFO CORE
Net income attributable to Whitestone REIT	$2,372	$949
Depreciation and amortization of real estate assets	3,901	3,050
Loss on disposal of assets	85	8
Net income attributable to noncontrolling interests	60	37
FFO	6,418	4,044

Non cash share-based compensation expense	373	356
Acquisition costs	146	138
Rent support agreement payments received	80	—
FFO-Core	$7,017	$4,538

FFO PER SHARE AND OP UNIT CALCULATION:
Numerator:
FFO	$6,418	$4,044
Distributions paid on unvested restricted common shares	(19)	(11)
FFO excluding amounts attributable to unvested restricted common shares	$6,399	$4,033
FFO-Core excluding amounts attributable to unvested restricted common shares	$6,998	$4,527

Denominator:
Weighted average number of total common shares - basic	21,823	16,819
Weighted average number of total noncontrolling OP units - basic	556	653
Weighted average number of total commons shares and noncontrolling OP units - basic	22,379	17,472

Effect of dilutive securities:
Unvested restricted shares	126	120
Weighted average number of total common shares and noncontrolling OP units - dilutive	22,505	17,592

FFO per common share and OP unit - basic	$0.29	$0.23
FFO per common share and OP unit - diluted	$0.28	$0.23

FFO-Core per common share and OP unit - basic	$0.31	$0.26
FFO-Core per common share and OP unit - diluted	$0.31	$0.26

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended March 31,
	2014	2013
PROPERTY NET OPERATING INCOME

Net income attributable to Whitestone REIT	$2,372	$949
General and administrative expenses	2,957	2,444
Depreciation and amortization	3,908	3,073
Interest expense	2,372	2,449
Interest, dividend and other investment income	(21)	(19)
Provision for income taxes	84	65
Loss on disposal of assets	85	8
Net income attributable to noncontrolling interests	60	37
NOI	$11,817	$9,006